Second Quarter 2024 Investor Presentation July 24, 2024

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Second Quarter 2024 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Financing & Liquidity Recent Achievements and Performance Highlights 3 Annaly generated earnings with ample dividend coverage in the second quarter and delivered a strong 2024 YTD economic return Annaly maintained its prudent leverage and liquidity profile during the quarter and remained active in the securitization markets Annaly continued to enhance its non-Agency investment strategies, achieving several milestones in the first half of 2024  Earnings available for distribution* of $0.68 per average common share for the quarter  Book value per common share of $19.25  Declared quarterly common stock cash dividend of $0.65 per share  Economic return of 0.9% for the second quarter and 5.7% for the first half of 2024  Total portfolio of $74.8 billion, including $66.0 billion in highly liquid Agency MBS strategy, which represents 88% of total assets(4) and 58% of dedicated capital  Opportunistically added to the Agency portfolio during the quarter with a continued focus on migrating up in coupon and into high-quality specified pools  Annaly’s Residential Credit portfolio decreased slightly in the second quarter to $5.9 billion(4) due to accretive sales of third-party securities – Correspondent channel activity remained robust with record loan lock volume of $4.1 billion during the second quarter; 2024 year-to-date lock volume of $7.8 billion surpassed total lock volume in all of 2023 ($7.6 billion)  Annaly’s MSR portfolio increased 5% quarter-over-quarter to $2.8 billion in market value, now representing 22% of dedicated capital  Economic leverage* of 5.8x, up from 5.6x in the first quarter  $6.3 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $3.5 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall(2) of Prime Jumbo and Expanded Credit MBS, pricing 13 residential whole loan securitizations totaling $6.7 billion in proceeds since the beginning of 2024(3)  Weighted average days to maturity for repurchase agreements decreased to 36 days from 43 days in the prior quarter  Annaly Residential Credit Group increased financing capacity by $250 million through new and expanded credit facilities; total warehouse capacity across both Annaly’s Residential Credit and MSR businesses of $4.2 billion  Financing costs increased modestly with average GAAP cost of interest-bearing liabilities of 5.43%, up 3 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.90%, up 12 basis points quarter-over-quarter Portfolio Performance Source: Company filings. Financial data as of June 30, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance

Second Quarter 2024 Financial Highlights 4 ($0.09) | $0.68 $19.25 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share 13.6% Dividend per Share Dividend Yield(1) $0.65 Net Interest Margin (ex. PAA)* $74.8bn $11.2bn Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $3.5bn of cash and unencumbered Agency MBS $6.3bn of total assets available for financing(4) Total Hedge Portfolio(5) $64bn Hedge portfolio, up from $62bn in Q1’24, in line with increase in Agency assets Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of June 30, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Earnings & Book Value Investment Portfolio Financing, Liquidity & Hedging 3.78% 3.90% Q1 2024 Q2 2024 97% 98% Q1 2024 Q2 2024 5.6x 5.8x Q1 2024 Q2 2024 Agency 58%MSR 22% ARC 20% 1.43% 1.58% Q1 2024 Q2 2024 4.87% 5.14% Q1 2024 Q2 2024

Established, Scaled Platforms Across Annaly’s Investment Strategies 5 Source: Company filings. Financial data as of June 30, 2024. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae $6.5bn Capital(2) $66.0bn Portfolio Assets(1) $2.2bn Capital(2) $5.9bn Portfolio Assets(1) Residential Credit Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Mortgage Servicing Rights Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee $2.5bn Capital(2) $2.8bn Portfolio Assets(1) Total Shareholders’ Equity: $11.2bn Total Portfolio(1): $74.8bn

Q2 2024 Market and Economic Developments Labor market is moving into better balance as hiring is slowing The Macroeconomic State of Affairs Note: Data as of July 15, 2024, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Labor market and inflation data have shown moderation, increasing the likelihood of less restrictive monetary policy and further declines in volatility 6  U.S. economic activity slowed to some extent in the second quarter as consumers tempered their spending behavior  The labor market has moderated with demand normalizing and hiring slowing − The unemployment rate has risen from long-term lows to exceed 4%  Following strong price gains at the beginning of the year, Q2 2024 inflation data has cooled, with service and housing inflation easing  Although Federal Reserve officials have expressed a preference for more time to assess the progress in lowering inflation, recent economic data suggests gradual interest rate cuts are likely forthcoming in the second half of the year  Interest rate markets have traded within a tighter range in 2024; however, we continue to see elevated volatility around economic data releases and election developments Interest rate trading ranges have narrowed this year, but they remain wider than before 2022 Inflation is easing driven by services and, to a lesser extent, housing 3.4 3.6 3.8 4.0 4.2 4.4 4.6 100 200 300 400 500 600 700 2022 2023 2024 Weighted Monthly Job Gains (lhs) Hiring Rate (rhs) Job Gains, Thousands (lhs) vs. JOLTS Hiring Rate(1), % (rhs) 5.1% 3.2% -1 1 3 5 7 9 2014 2016 2018 2020 2022 2024 Housing Services Core Services ex. Shelter PCE Inflation, 3m Annualized(2), % 0 25 50 75 100 125 150 175 0 25 50 75 100 125 150 175 2018 2019 2020 2021 2022 2023 2024 Quarterly Range MOVE Index Avg 10-year Treasury Trading Range(3), bps (lhs) vs. Average Volatility Index Level(4), Index (rhs)

Illustrative Returns & Market Dynamics Across Annaly's Investment Strategies

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]			
	15%–17%	12%–15%	12%–14%
Key Market Dynamics & Commentary			
	▪ Mortgage spreads provide attractive new money returns ▪ Supply/demand technicals have improved with lower-than-expected net issuance and strong fixed income flows – More accommodative monetary policy should provide further support for the sector ▪ Convexity and prepay risk of the outstanding MBS market remains low but interest rate volatility continues to be elevated ▪ Financing conditions remain stable with Agency MBS funding rates in line with other benchmark short-term interest rates	▪ Home price appreciation has remained firm given low levels of activity, up 3.2% year-over-year[2] ▪ Mortgage delinquencies declined 6 basis points year-over-year to 3.0%[3] in May; the second lowest point on record ▪ The majority of residential credit assets were rangebound with CRT outperforming, tightening 10-20 basis points ▪ Whole loan acquisition and securitization strategy offers 12-15% market returns with minimal recourse leverage	▪ MSR returns have continued to benefit from strong fundamental asset performance, including low prepayment speeds – Float income remains accretive to returns in the current interest rate environment ▪ MSR valuations have increased slightly amid higher rate environment ▪ Bulk supply has begun normalizing and is expected to be lower than record 2023 levels
Annaly's Positioning			
	▪ Portfolio construction favors higher coupon specified pools with a focus on high-quality, prepay protected collateral ▪ Annaly has maintained its disciplined leverage profile and robust liquidity position ▪ Diversified hedge portfolio is conservatively positioned and should continue to provide book value stability against elevated volatility ▪ Agency CMBS position accretive to overall portfolio returns while improving convexity	▪ Continued record production from Onslow Bay's whole loan correspondent channel ▪ OBX is one of the largest and most liquid sponsors of residential credit securitizations, including 25%+ of Non-QM issuance and 10% of total gross Non-Agency issuance year-to-date[4] ▪ Exceptional credit quality driven by ability to control pricing, credit box, diligence, sellers, and volume ▪ Continue to favor whole loan strategy over third-party securities	▪ Top 10 non-bank Agency MBS Servicer with lowest note rate among top 20 servicers[5] ▪ Annaly's MSR strategy deliberately focused on low coupon, high quality MSR with strong credit characteristics ▪ Annaly is uniquely positioned as a synergistic buyer to originators and servicers ▪ Annaly continues to expand recapture and flow capabilities with strategic partners

Source: Company filings. Financial data as of June 30, 2024. Market data as of July 15, 2024, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 7

Business Update

Agency | Business Update Annaly opportunistically grew its Agency MBS portfolio as it continued to shift up in coupon through high-quality specified pools 9  Annaly’s Agency portfolio is made up of high quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional bilateral repo and proprietary broker-dealer repo  Agency MBS spreads widened modestly during the quarter in light of elevated interest rate volatility − Spreads provide attractive new money returns and relative value vis- a-vis corporate credit − Additionally, spread volatility continued to decline in 2024  Technical factors have improved as a result of lighter MBS supply in 2024 and improving demand from money managers and banks  Prepayments remain muted given interest rate environment  Agency CMBS outperformed with spreads trading in relatively narrow range Source: Company filings. Financial data as of June 30, 2024. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. ‘ ‘ ‘ Strategic Approach Market Trends Agency Portfolio Detail Assets Hedges(1) Funding(2) 0% 25% 50% 75% 100% 2021 2022 2023 2024 Pools TBA NLY Specified Pools and TBA Holdings, % 0% 25% 50% 75% 100% 2021 2022 2023 2024 Swaps Swaptions Treasuries Agency Hedging Composition, % 0% 25% 50% 75% 100% 2021 2022 2023 2024 Within 30 30-120 days Over 120 Agency Funding Composition, %

Agency | Portfolio Summary 10 Total Dedicated Capital: $6.5 billion(1) Asset Type(1) Pass Through Coupon Type(2) Portfolio Quality(3) Note: Financial data as of June 30, 2024. Percentages based on fair market value and may not sum to 100% due to rounding. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.  Annaly’s Agency Portfolio: $66.0 billion in assets at the end of Q2 2024, an increase of 2% compared to Q1 2024  Annaly continued to rotate the portfolio into higher coupon high-quality specified pools, while modestly increasing TBA exposure − At the end of the quarter, 60% of the portfolio was in 5.0% coupons and higher, slightly higher than the prior quarter  Annaly maintained its conservative duration position with a 98% hedge ratio; activity focused on replacing maturing swaps with Treasury futures throughout the quarter  In the second quarter, Annaly’s MBS portfolio prepaid 7.4 CPR, up from 6.0 CPR in Q1 2024 given seasonal factors 30yr 94% ARM/HECM <1% DUS 5% IO/IIO/CMO <1% 20yr <1% <=2.5% 2% 3.0% 4% 3.5% 9% 4.0% 11% 4.5% 14% 5.0% 17% 5.5% 22% 6.0% 14% >=6.5% 7% High Quality 47% Medium Quality 23% Other Call Protected 15% WALA 4% Generic/ Other 11%

Residential Credit | Business Update

Annaly Residential Credit Group's whole loan correspondent channel continues to achieve record whole loan production, while maintaining a robust pace of securitization issuance

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with 64 deals comprising $26+ billion of issuance since the beginning of 2018[1]
- Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets
- Whole loan acquisition via Onslow Bay correspondent channel and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation
- Modest use of balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- Issuance increased across Non-Agency RMBS in Q2 given robust supply
- Non-QM AAA spreads traded within a 5-10 basis point range throughout the quarter, while CRT spreads (investment grade and non-investment grade) tightened by 10-20 basis points
- The Zillow Home Price Index was up 0.2% month-over-month in June, and up 3.2% year-over-year[2] as HPA has remained firm given low activity
  - Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 60% compared to 69% original LTV
- Non-QM securitization DQs declined in Q2 across product types
  - Onslow Bay has the lowest delinquencies (D60+) among the top 10 non-QM issuers[3]

Onslow Bay 2024 Year-to-Date Highlights

Correspondent Channel Loan Locks ($mm)



$1,181
$3,771
$7,590
$7,838
Q2'24: $4,092
Q1'24: $3,746
2021
2022
2023
1H 2024

OBX Securitization History – UPB Issued ($mm)[1]



Number of Deals
3
5
4
10
16
13
13
$1,094
$2,095
$1,846
$3,857
$6,196
$4,941
$6,660
2018
2019
2020
2021
2022
2023
2024 YTD

Top Prime Jumbo & Expanded Credit MBS Issuers ($mm)[4]

Rank	Issuer	2023-2024
1	JP Morgan	11,501
2	Onslow Bay Financial	10,195
3	Invictus Capital Partners	9,262
4	Redwood Trust	4,337
5	Morgan Stanley	4,225
6	Goldman Sachs	4,129
7	Angel Oak	3,655
8	PIMCO	3,470
9	A&D Mortgage	3,114
10	Lone Star Funds	2,805

Source: Company filings. Financial data as of June 30, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 11

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $5.9 billion in assets[1] at the end of Q2 2024, a decrease of 4% compared to Q1 2024
  - Consists of a $4.5 billion securities portfolio and a $1.4 billion whole loan portfolio[1]
- Record whole loan settlements for the first half of 2024 with approximately $5.2 billion[2] of loans purchased across both Onslow Bay and our joint venture, up nearly 4x year-over-year
- Expanded credit correspondent channel pipeline remains robust and high-quality as of quarter end with $2.0 billion in loans exhibiting a weighted average LTV of 68% and a weighted average FICO of 754
- Annaly has priced 13 securitizations since the beginning of 2024 totaling $6.7 billion in proceeds[3], with year-to-date issuance exceeding total issuance for all of 2023
  - Securitization strategy has resulted in $15.8 billion of OBX debt outstanding at an average cost of funds of 5.1%[4]

Total Dedicated Capital: $2.2 billion

Sector Type[5][6]


CRE CLO
2%
CRT
14%
OBX Retained
32%
WL
24%
Prime
<1%
Alt A
3%
NPL
6%
RPL
12%
Subprime
4%
Prime Jumbo
3%

Coupon Type[5]


ARM
4%
IO
7%
Floating
17%
Fixed
53%
Fixed
Duration
<2yrs
19%

Rating


Investment
Grade
40%
Unrated
35%
Non-Investment
Grade
25%

Note: Financial data as of June 30, 2024, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
12

MSR | Business Update

Annaly's MSR portfolio grew modestly in the second quarter, while continuing to benefit from stable cash flows, muted delinquencies and accretive float income

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower discount prepayment speeds
- As an established and scaled servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Portfolio consists of low coupon, high quality conventional MSR(1)

Market Trends

- Bulk MSR supply was healthy in the second quarter, though normalizing from record 2023 levels
- MSR pricing has remained firm across both bulk and flow channels
  - Broad-based buyer group, including banks, non-banks and private equity driving activity
- MSR valuations rose in the second quarter given a 20 basis point increase in the mortgage rate and strong demand
- Float income, given competition for deposits, remains highly attractive

Top Conventional MSR Purchasers(2)

Onslow Bay ranked second in MSR transfers in 2024

Rank	Buyer	UPB ($bn)
1	Mr. Cooper	105.4
2	Onslow Bay Financial	36.5
3	Freedom	24.5
4	Lakeview	21.0
5	Quicken	6.3
6	Nexus Nova	3.7
7	Greenway Mortgage	3.2
8	Matrix (Two Harbors)	2.9
9	Seneca Mortgage	2.8
10	Provident	2.8

Annaly MSR Valuation and Prepayment Speeds(3)

(Excludes Interests in MSR / MSR of LP Interest)



5.52x
5.66x
5.45x
5.57x
5.67x
3.2% 3.7% 3.9%
4.0% 4.0% 3.7%
3.5% 3.0% 2.9%
2.6% 2.7% 3.0%
3.5% 3.9% 4.2%
Apr May Jun
Q2 2023
Jul Aug Sep
Q3 2023
Oct Nov Dec
Q4 2023
Jan Feb Mar
Q1 2024
Apr May Jun
Q2 2024
MSR Multiple
3M CPR

Source: Company filings. Financial data as of June 30, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
13

MSR | Portfolio Summary

- Annaly MSR Portfolio: $2.8 billion in market value at the end of Q2 2024, an increase of 5% compared to Q1 2024 and 29% year-over-year
- Onslow Bay settled $9.3 billion in UPB (nearly $125 million market value) of MSR purchases in the second quarter and the portfolio experienced modest mark-to-market gains
- Portfolio continues to exhibit highly stable cash flows with strong credit quality
  - Delinquencies were relatively unchanged quarter-over-quarter
- As of the end of the second quarter, MSR represented 22% of Annaly's dedicated equity capital[(1)]

Current MSR Portfolio by the Numbers

(Excludes Interests in MSR / MSR of LP Interest)

$191.7 UPB ($bn)	608 Loan Count ('000)	3.11% Weighted Average Coupon
4.2% 3M CPR	757 / 70% Wtd. Avg. FICO / LTV (at Origination)	0.4% D60+

Total Dedicated Capital: $2.5 billion

Annaly MSR Holdings (Market Value, $mm)



Q1 2022: $1,233; $124; $1,108
Q2 2022: $1,735; $123; $190; $1,421
Q3 2022: $1,896; $151; $1,705; $40
Q4 2022: $1,787; $1,748; $39
Q1 2023: $1,830; $1,791; $39
Q2 2023: $2,182; $126; $2,019; $37
Q3 2023: $2,271; $2,235; $36
Q4 2023: $2,675; $518; $2,122; $35
Q1 2024: $2,685; $2,651; $34
Q2 2024: $2,820; $2,786; $34
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

Source: Company filings. Financial data as of June 30, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 14

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
GAAP net income (loss) per average common share[(1)]	($0.09)	$0.85	($0.88)	($1.21)	$0.27
Earnings available for distribution per average common share*[(1)]	$0.68	$0.64	$0.68	$0.66	$0.72
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.65
Book value per common share	$19.25	$19.73	$19.44	$18.25	$20.73
Annualized GAAP return (loss) on average equity[(2)]	(0.31%)	16.29%	(14.21%)	(20.18%)	5.42%
Annualized EAD return on average equity*	13.36%	12.63%	13.76%	12.96%	13.22%
Net interest margin[(3)]	0.24%	(0.03%)	(0.25%)	(0.20%)	(0.15%)
Average yield on interest earning assets[(4)]	5.17%	4.88%	4.55%	4.49%	4.27%
Average GAAP cost of interest bearing liabilities[(5)]	5.43%	5.40%	5.37%	5.27%	5.00%
Net interest margin (excluding PAA)[(3)]*	1.58%	1.43%	1.58%	1.48%	1.66%
Average yield on interest earning assets (excluding PAA)[(4)]*	5.14%	4.87%	4.64%	4.46%	4.22%
Average economic cost of interest bearing liabilities[(5)]*	3.90%	3.78%	3.42%	3.28%	2.77%
GAAP leverage, at period-end[(6)]	7.1x	6.7x	6.8x	7.1x	6.1x
Economic leverage, at period-end[(6)]*	5.8x	5.6x	5.7x	6.4x	5.8x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®

16

Financial Highlights and Trends (cont’d) 17 Unaudited (dollars in thousands) For the quarters ended 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 Agency mortgage-backed securities $64,390,905 $63,542,230 $66,308,788 $66,591,536 $67,764,264 Residential credit risk transfer securities 838,437 871,421 974,059 982,951 1,064,401 Non-Agency mortgage-backed securities 1,702,859 1,933,910 2,108,274 2,063,861 2,008,106 Commercial mortgage-backed securities 112,552 153,128 222,444 222,382 365,690 Total securities $67,044,753 $66,500,689 $69,613,565 $69,860,730 $71,202,461 Residential mortgage loans $2,548,228 $2,717,823 $2,353,084 $1,793,140 $1,154,320 Total loans, net $2,548,228 $2,717,823 $2,353,084 $1,793,140 $1,154,320 Mortgage servicing rights $2,785,614 $2,651,279 $2,122,196 $2,234,813 $2,018,896 Residential mortgage loans transferred or pledged to securitization vehicles $17,946,812 $15,614,750 $13,307,622 $11,450,346 $11,318,419 Assets transferred or pledged to securitization vehicles $17,946,812 $15,614,750 $13,307,622 $11,450,346 $11,318,419 Total investment portfolio $90,325,407 $87,484,541 $87,396,467 $85,339,029 $85,694,096 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of June 30, 2024 and March 31, 2024, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity[1]

	As of June 30, 2024		As of March 31, 2024	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]	Estimated Percentage Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]
(75)	(0.1%)	(0.9%)	(0.2%)	(1.4%)
(50)	— %	— %	— %	(0.3%)
(25)	— %	0.3%	— %	0.2%
25	(0.1%)	(0.8%)	(0.1%)	(0.7%)
50	(0.2%)	(2.0%)	(0.2%)	(1.9%)
75	(0.4%)	(3.5%)	(0.4%)	(3.4%)

MBS Spread Sensitivity [1]

	As of June 30, 2024		As of March 31, 2024	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]	Estimated Change in Portfolio Market Value[2]	Estimated Change as a % of NAV[2][3]
(25)	1.3%	10.4%	1.3%	9.8%
(15)	0.8%	6.2%	0.8%	5.9%
(5)	0.3%	2.1%	0.3%	1.9%
5	(0.3%)	(2.0%)	(0.2%)	(1.9%)
15	(0.8%)	(6.1%)	(0.7%)	(5.8%)
25	(1.3%)	(10.1%)	(1.2%)	(9.6%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 20 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non- EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage- backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Second Quarter 2024 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($8,833)	$465,174	($391,232)	($569,084)	$161,187
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[(1)]	568,874	994,120	(1,887,795)	2,710,208	1,316,837
Net (gains) losses on derivatives[(2)]	(132,115)	(1,046,995)	2,681,288	(1,732,753)	(1,050,032)
Other adjustments:					
Amortization of intangibles	673	673	673	2,384	758
Non-EAD (income) loss allocated to equity method investments[(3)]	(523)	216	197	(140)	541
Transaction expenses and non-recurring items[(4)]	5,329	3,737	2,319	1,882	2,650
Income tax effect on non-EAD income (loss) items	10,016	(2,918)	1,484	9,444	12,364
TBA dollar roll income and CMBX coupon income[(5)]	486	1,375	1,720	(1,016)	1,734
MSR amortization[(6)]	(56,100)	(50,621)	(48,358)	(49,073)	(41,297)
EAD attributable to non-controlling interests	(3,362)	(3,786)	(4,014)	(3,811)	(3,344)
Premium amortization adjustment (PAA) cost (benefit)	(7,306)	(3,013)	19,148	(6,062)	(11,923)
Earnings Available for Distribution*	377,139	357,962	375,430	361,979	389,475
Dividends on preferred stock	37,158	37,061	37,181	36,854	35,766
Earnings available for distribution attributable to common shareholders*	$339,981	$320,901	$338,249	$325,125	$353,709
GAAP net income (loss) per average common share[(7)]	($0.09)	$0.85	($0.88)	($1.21)	$0.27
Earnings available for distribution per average common share[(7)]*	$0.68	$0.64	$0.68	$0.66	$0.72
Annualized GAAP return (loss) on average equity[(8)]	(0.31%)	16.29%	(14.21%)	(20.18%)	5.42%
Annualized EAD return on average equity (excluding PAA)*	13.36%	12.63%	13.76%	12.96%	13.22%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
21

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Premium Amortization Reconciliation					
Premium amortization expense	$10,437	$26,732	$51,247	$24,272	$33,105
Less:					
PAA cost (benefit)	(7,306)	(3,013)	19,148	(6,062)	(11,923)
Premium amortization expense (excluding PAA)	$17,743	$29,745	$32,099	$30,334	$45,028
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,177,325	$1,094,488	$990,352	$1,001,485	$921,494
PAA cost (benefit)	(7,306)	(3,013)	19,148	(6,062)	(11,923)
Interest income (excluding PAA)*	$1,170,019	$1,091,475	$1,009,500	$995,423	$909,571
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,123,767	$1,100,939	$1,043,902	$1,046,819	$953,457
Add:					
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps [(1)]	(317,297)	(330,149)	(379,377)	(394,677)	(425,293)
Economic interest expense*	$806,470	$770,790	$664,525	$652,142	$528,164
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,170,019	$1,091,475	$1,009,500	$995,423	$909,571
Less:					
Economic interest expense*	806,470	770,790	664,525	652,142	528,164
Economic net interest income (excluding PAA)*	$363,549	$320,685	$344,975	$343,281	$381,407
Economic Metrics (excluding PAA)					
Average interest earning assets	$91,008,934	$89,738,726	$87,020,120	$89,300,922	$86,254,955
Interest income (excluding PAA)*	1,170,019	1,091,475	1,009,500	995,423	909,571
Average yield on interest earning assets (excluding PAA)*[(2)]	5.14%	4.87%	4.64%	4.46%	4.22%
Average interest bearing liabilities	$81,901,223	$80,682,111	$76,010,247	$77,780,989	$75,424,564
Economic interest expense*	806,470	770,790	664,525	652,142	528,164
Average economic cost of interest bearing liabilities*[(3)]	3.90%	3.78%	3.42%	3.28%	2.77%
Interest income (excluding PAA)*	$1,170,019	$1,091,475	$1,009,500	$995,423	$909,571
TBA dollar roll income and CMBX coupon income[(4)]	486	1,375	1,720	(1,016)	1,734
Economic interest expense	(806,470)	(770,790)	(664,525)	(652,142)	(528,164)
Subtotal	$364,035	$322,060	$346,695	$342,265	$383,141
Average interest earning assets	$91,008,934	$89,738,726	$87,020,120	$89,300,922	$86,254,955
Average TBA contract and CMBX balances	998,990	149,590	829,571	2,960,081	6,303,202
Subtotal	$92,007,924	$89,888,316	$87,849,691	$92,261,003	$92,558,157
Net interest margin (excluding PAA)*	1.58%	1.43%	1.58%	1.48%	1.66%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Economic leverage ratio reconciliation					
Repurchase agreements	$60,787,994	$58,975,232	$62,201,543	$64,693,821	$61,637,600
Other secured financing	600,000	600,000	500,000	500,000	500,000
Debt issued by securitization vehicles	15,831,915	13,690,967	11,600,338	9,983,847	9,789,282
Participations issued	1,144,821	1,161,323	1,103,835	788,442	492,307
U.S. Treasury securities sold, not yet purchased	1,974,602	2,077,404	2,132,751	-	-
Total GAAP debt	$80,339,332	$76,504,926	$77,538,467	$75,966,110	$72,419,189
Less non-recourse debt:					
Debt issued by securitization vehicles	($15,831,915)	($13,690,967)	($11,600,338)	($9,983,847)	($9,789,282)
Participations issued	(1,144,821)	(1,161,323)	(1,103,835)	(788,442)	(492,307)
Total recourse debt	$63,362,596	$61,652,636	$64,834,294	$65,193,821	$62,137,600
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$1,639,941	$1,136,787	($555,221)	$1,965,117	$3,625,443
Payable for unsettled trades	1,096,271	2,556,798	3,249,389	2,214,319	4,331,315
Receivable for unsettled trades	(320,659)	(941,366)	(2,710,224)	(1,047,566)	(787,442)
Economic debt*	$65,778,149	$64,404,855	$64,818,238	$68,325,691	$69,306,916
Total equity	11,262,904	11,496,113	11,345,091	10,677,057	11,887,345
Economic leverage ratio*	5.8x	5.6x	5.7x	6.4x	5.8x

* Represents a non-GAAP financial measure.

ANNALY®

23

Glossary and Endnotes

Glossary 25 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise HPA: Refers to Home Price Appreciation MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities PCE Refers to Personal Consumption Expenditure Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 26 Page 3 1. Comprised of $5.4bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets for Q2 2024 (July 5, 2024 issue). 3. Includes a $483mm whole loan securitization that closed in July 2024 and a $603mm whole loan securitization that priced in July 2024. 4. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $17.9bn, include TBA purchase contracts (market value) of $1.7bn and $1.9bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. Page 4 1. Dividend yield is based on annualized Q2 2024 dividend of $0.65 and a closing price of $19.06 on June 28, 2024. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $17.9bn, include TBA purchase contracts (market value) of $1.7bn and $1.9bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 4. Comprised of $5.4bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds reflects economic interest expense. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $1.7bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $17.9bn, include $1.9bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 6 1. Represents the 12-month moving average of job gains with ¼ weight towards the Bureau of Labor Statistics’ (“BLS”) Non-farm Payrolls' household survey and ¾ weight towards the employer survey component as of June 2024. The JOLTS Hiring Rate refers to the BLS' Job Openings and Labor Turnover Survey as of May 2024. 2. Represents the 3-month annualized change in PCE inflation components as published by the Bureau of Economic Analysis as of May 2024. 3. Represents the difference between the quarterly intraday high and low for 10-year U.S. Treasury yields as retrieved via Bloomberg. 4. Represents the average quarterly level for the ICE Bank of America MOVE Index as retrieved via Bloomberg. Page 7 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on seasonally adjusted data from the Zillow U.S. Home Value Index for the period ended June 30, 2024. 3. Based on data from BlackKnight Mortgage Monitor for the period ended May 31, 2024. 4. Based on data from Wall Street Research as of July 2024. 5. Based on information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of June 30, 2024. Excludes transfer activity related to platform acquisitions Page 9 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 10 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 11 1. Includes a $483mm whole loan securitization that closed in July 2024 and a $603mm whole loan securitization that priced in July 2024. 2. Based on seasonally adjusted data from the Zillow U.S. Home Value Index for the period ended June 30, 2024. 3. Based on data from the BofA Securities Non-QM Shelf and Deal Report for the period ended June 30, 2024. 4. Issuer ranking data from Inside Nonconforming Markets for Q2 2024 (July 5, 2024 issue). Page 12 1. Exclude assets transferred or pledged to securitization vehicles of $17.9bn, include $1.9bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.1bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $483mm whole loan securitization that closed in July 2024 and a $603mm whole loan securitization that priced in July 2024. 4. Reflects cost of funds only for outstanding debt held by third parties as of June 30, 2024. 5. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 6. Prime includes $14.2mm of Prime IO, OBX Retained contains $248.6mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $87.8mm of Prime Jumbo IO. Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of June 30, 2024. Excludes transfer activity related to platform acquisitions. 3. Excludes unsettled commitments of $126mm in Q2 2023 and $518mm in Q4 2023. Prepayment data excludes assets in interim servicing. Page 14 1. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities.

Endnotes (cont’d) 27 Page 16 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is (0.08%), 4.07%, (3.55%), (5.04%) and 1.35% for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 18 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 21 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $298.4mm, $330.1mm, $379.4mm, $394.7mm and $425.3mm for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm, $0.0mm, $0.0mm, $0.0mm and $0.5mm for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is (0.08%), 4.07%, (3.55%), (5.04%) and 1.35% for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively. Page 22 1. Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 3. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statement of Comprehensive Income (Loss) for all periods presented. 4. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm, $0.0mm, $0.0mm, $0.0mm and $0.5mm for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.